Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2022, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-258350) and the related Prospectus of Alight, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Chicago, Illinois
April 11, 2022